Exhibit 99.1

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
March 31, 2019 and 2018

AS REPORTED:
	BEHAVIORAL HEALTH
	03/31/19	03/31/18	% change

Hospitals owned and leased	327	300	9.0%
Average licensed beds	23,941	23,240	3.0%
Average available beds	23,841	23,158	2.9%
Patient days	1,618,805	1,581,996	2.3%
Average daily census	17,986.7	17,577.7	2.3%
Occupancy-licensed beds	75.1%	75.6%	-0.7%
Occupancy-available beds	75.4%	75.9%	-0.6%
Admissions	123,707	119,980	3.1%
Length of stay	13.1	13.2	-0.8%